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                                                                      Exhibit 21

                                G&L Realty Corp.
                              List of Subsidiaries

                                 March 31, 2003

1.    G&L Hampden, Inc., a Delaware corporation
2.    G&L Hampden, LLC a Delaware limited liability company
3.    G&L Realty Partnership, L.P., a Delaware limited partnership
4.    G&L Realty Financing II, Inc., a Delaware corporation
5.    G&L Realty Financing Partnership II, L.P., a Delaware limited partnership
6.    G&L Medical, Inc., a Delaware corporation
7.    G&L Gardens, LLC, an Arizona limited liability company
8.    G&L Management Delaware Corp., a Delaware corporation
9.    G&L Senior Care, Inc., a Delaware corporation
10.   G&L Medical Partnership, L.P., a Delaware limited partnership
11.   GLN Capital Co. LLC, a Delaware limited liability company
12.   GL/PHP, LLC a Delaware limited liability company
13.   Theme World, L.P., a New Jersey limited partnership
14.   435 N. Roxbury Drive, Ltd., a California limited partnership
15.   G&L Grabel San Pedro, LLC
16.   G&L Burbank, LLC
17.   G&L Burbank Managers Corp., a California corporation
18.   G&L Holy Cross, LLC
19.   G&L Holy Cross Managers Corp., a California corporation
20.   G&L Tustin, LLC
21.   G&L Tustin Managers Corp., a California corporation
22.   G&L Valencia, LLC
23.   G&L Penasquitos, LLC
24.   G&L Penasquitos, Inc.
25.   GLH Pacific Gardens, LLC
26.   G&L Hoquiam, LLC
27.   G&L Lyons, LLC
28.   G&L Coronado (1998), LLC
29.   G&L Parsons on Eagle Run, LLC
30.   G&L Parsons on Eagle Run, Inc.
31.   Lakeview Associates, LLC
32.   Tustin Heritage Place, LLC
33.   G&L Heritage Care, LLC
34.   G&L Heritage Care, Inc.
35.   G&L Massachusetts, LLC
36.   G&L Aspen, LLC
37.   G&L Tustin II, LLC
38.   G&L Tustin III, LLC


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39.   G&L Senior Care Partnership, L.P.
40.   G&L St. Thomas More, Inc.
41.   G&LRadius Realty, LLC
42.   GLR/Yorba Linda, LLC
43.   GLH Tarzana, LLC
44.   Pac Par MOB, LLC
45.   G&L Aurora, LLC